EXHIBIT 10.1

SILICON GRAPHICS, INC.

MANAGEMENT INCENTIVE PLAN

1. Purpose. The Silicon Graphics, Inc. Management Incentive Plan (the “Plan”) is intended to attract, retain and motivate officers and employees of, consultants to, and non-employee directors providing services to Silicon Graphics, Inc. (the “Company”) and its subsidiaries by providing them with the opportunity to acquire shares of the Company’s common stock (the “Common Stock”), to receive monetary payments based on the value of such shares or to receive other equity or cash incentive compensation.

2. Administration.

(a) Committee. The Plan will be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”) from among its members and shall be comprised, unless otherwise determined by the Board, of not less than two (2) members each of whom shall be (i) a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (iii) an “independent director” within the meaning of the listing requirements of the National Association of Securities Dealers Automated Quotation System and such other exchange on which the Company may be listed.

(b) Authority. The Committee is authorized, subject to the provisions of the Plan, to establish such rules as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations in its sole discretion and to take such action in connection with the Plan and any Benefits (as defined in Section 4) granted hereunder as it deems necessary or advisable, including, subject to the terms of the Plan, the right to accelerate the vesting or exercisability of Benefits, establish the terms and conditions of Benefits and cancel Benefits upon a Change in Control. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives.

(c) Indemnification. Except in circumstances involving bad faith or willful misconduct of the person acting or failing to act, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith or willful misconduct.

(d) Delegation. The Committee may delegate to one or more of its members, one or more officers of the Company, and one or more agents or advisors such administrative duties or powers as it may deem advisable. Any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. To the extent permitted by applicable law, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (i) designate employees and consultants to be recipients of Benefits, and (ii) determine the terms and conditions of any such Benefits; provided, however, that (1) the Committee shall not delegate such responsibilities to any such officer for Benefits granted to an employee that is considered an “insider” for purposes of Section 16 of the Exchange Act; (2) the resolution providing for such authorization shall set forth the total number of Benefits such officer(s) may grant; and (3) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Benefits granted pursuant to the authority delegated.

(e) Advisors. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees, consultants and directors have benefited from the Plan, as determined by the Committee.

3. Participants. Participants will consist of such officers, employees, consultants, and non-employee directors of the Company and its subsidiaries as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive Benefits under the Plan. The Committee may impose such conditions on participation as it shall deem appropriate, including, without limitation, a condition that any Benefit be subject to the participant’s agreement to modify existing agreements with the Company related to indemnification and/or Change in Control. In addition, participation in the Plan and enjoyment of Benefits hereunder is conditioned upon the agreement to be bound by restrictive covenants relating to confidentiality, non-disclosure and non-competition, which covenants shall be contained in the applicable Benefit Agreement, as defined in Section 4. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of a Benefit as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

4. Type of Benefits. Awards under the Plan may be granted in the form of any one or a combination of the following (collectively, “Benefits”): (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, (d) Stock Units, (e) Other Stock Based

Awards, (f) Dividend Equivalent Rights, and (g) Cash Awards. Stock Awards, Stock Units, Other Stock Based Awards and Cash Awards may be designed to qualify as Performance-Based Awards, as described in Section 13 hereof. Benefits awarded to a participant shall be evidenced by written agreements between the Company and the participant (which need not be identical) in such forms as the Committee may from time to time approve (each a “Benefit Agreement”); provided, however, that in the event of any conflict between the provisions of the Plan and any Benefit Agreement, the provisions of the Plan shall prevail.

5. Common Stock Available Under the Plan; Plan Maximums.

(a) Plan Maximums. Subject to the provisions of this Section 5 and any adjustments made in accordance with Section 16 hereof, the maximum number of shares of Common Stock that may be delivered to participants (including permitted assignees) and their beneficiaries under this Plan shall be equal to 1,250,000 shares of Common Stock, which may be authorized and unissued or treasury shares, all of which may issued as Incentive Stock Options, under Section 6 of this Plan, if the Committee so elects. Of the shares of Common Stock reserved for issuance under this Section no more than 312,500 may be issued as Full Value Benefits, as defined in Section 5(c) below.

(b) Share Counting Rules.

(i) General. Shares shall be charged against the Plan maximums and the individual maximums of Section 5(c) on the date of grant to the extent such Benefits are denominated in Common Stock and on the date of settlement for any other Benefit which are settled in shares of Common Stock; provided, however, that in the case of a Stock Appreciation Right granted in tandem with a Stock Option, only the number of shares of Common Stock subject to the Stock Option shall be counted.

(ii) Benefits Not Settled in Shares. If all or a portion of a Benefit denominated in shares of Common Stock is not settled in such shares, such shares of Common Stock that are not actually issued and delivered to a participant (or, if permitted by the Committee, to a participant’s designated transferee) shall not be counted against the total number of shares available for Benefits but shall continue to be counted for purposes of the individual maximums.

(iii) Cancelled/Forfeited Awards. Any shares of Common Stock related to Benefits which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares or are settled in cash in lieu of shares of Common Stock shall be available again for grant under the Plan but shall continue to be counted for purposes of the individual maximums.

(iv) Stock Options; Withholding. To the extent the Committee permits the exercise price of any Stock Option (or related tax withholding) or Other Stock Based Award or the tax withholding on other Benefits to be satisfied by tendering shares to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued, net of the shares of Common Stock tendered, if any, will be deemed delivered for purposes of determining the Plan maximums but such shares shall continue to be counted for purposes of the individual maximums.

(v) Dividends or Dividend Equivalents. The Plan maximums and individual maximums shall not be reduced to reflect any dividends or Dividend Equivalents paid in respect of Benefits made under the Plan that are settled or reinvested in shares of Common Stock or additional Benefits under the Plan; provided, however, that if a dividend or Dividend Equivalent is granted in respect of an Appreciation Benefit, as defined below in Section 5(c)(ii), this rule shall only apply if the payment or settlement of such dividend or Dividend Equivalent is not contingent upon the exercise of the Benefit.

(vi) Substituted Benefit. If the Committee authorizes the issuance or assumption under this Plan of awards granted under another plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization (such Benefit, a “Substituted Benefit”), such authorization shall not reduce the Plan maximums; provided, however, that if any assumed Substituted Benefits is an Incentive Stock Option such Substituted Benefit shall reduce the maximum number of shares that may be delivered to participants under the Plan pursuant to the exercise of an Incentive Stock Option.

(c) Individual Maximums.

(i) Appreciation Benefits. Stock Options, Stock Appreciation Rights and Other Stock Based Awards designed to provide equity compensation based solely upon the appreciation in the value of stock over an exercise price or base price following the date of grant, are “Appreciation Benefits”. The maximum number of shares of Common Stock with respect to which Appreciation Benefits denominated in such shares may be granted or measured to any Participant in any consecutive 12 month period shall be 250,000 shares.

(ii) “Full Value” Benefits. Stock Awards, Stock Units and Other Stock Based Awards designed to provide equity compensation based upon the value of stock on the date of grant rather than solely on the appreciation of such stock after the date of grant are “Full Value Benefits”. The maximum number of shares of Common Stock with respect to which Full Value Benefits denominated in such shares may be granted or measured to any Participant in any consecutive 36 month period shall be 100,000 shares.

(iii) Maximum Dollar Benefit. The maximum amount of any Benefit denominated in cash that may be paid, credited or vested to any Participant in any consecutive 12 month period shall $3,000,000.

6. Stock Options.

(a) Stock Options. Stock Options are awards from the Company that enable the holder to purchase a number of shares of Common Stock at the exercise price. Stock Options may be “incentive stock options” within the meaning of Section 422 of the Code (“Incentive Stock Options”), or Stock Options which do not constitute Incentive Stock Options (“Nonqualified Stock Options”).

(b) Authority to Grant. The Committee shall have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). All Stock Options granted under the Plan shall be Nonqualified Stock Options unless the Benefit Agreement expressly states that the Stock Option is intended to be an Incentive Stock Option. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the limitations of Sections 6(c) through 6(g) below.

(c) Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant; provided, however, that subject to any additional requirements imposed with respect to Incentive Stock Options under Section 6(f), the per-share exercise price of each Stock Option (i) shall not be less than 100% of the Fair Market Value (as defined in Section 18 below) of the Common Stock on the date the Stock Option is granted, or (ii) in the case of a Stock Option that is a Substituted Benefit shall not be less than the exercise price necessary to ensure that the Stock Option is excluded from coverage under Section 409A of the Code.

(d) Payment of Exercise Price. The exercise price of a Stock Option may be paid in cash, check or other readily available funds or, in the discretion of the Committee, by tendering shares of Common Stock of the Company then owned by the participant or by a combination of these methods. In the discretion of the Committee, payment also may be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purposes of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by tendering shares of Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, in which case upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate.

(e) Exercise Period. Except as otherwise provided in this Section 6(e), Stock Options granted under the Plan shall be vested and exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in the Benefit Agreement relating to the Stock Option grant.

(i) Expiration. No Stock Option shall be exercisable later than seven years after the date it is granted except in the event of a participant’s death or termination of service due to disability, in which case, the exercise period of such participant’s Stock Option shall be extended beyond such period but no longer than one year after the participant’s death or termination of service due to disability.

(ii) Vesting. No Stock Option shall be exercisable earlier than the first anniversary of the date of grant except (i) in the event of a participant’s death, termination of service due to disability or a Change in Control, in which case, the Committee may provide for an earlier exercise date, and (ii) in the case of a Stock Option which is a Substituted Benefit in which case the Stock Option shall be exercisable at such times as the original award was exercisable.

(f) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any parent corporation or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code, respectively)) shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant, and no Incentive Stock Option may be exercised later than ten years after the date it is granted; provided, however, that Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, unless the exercise price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such Incentive Stock Option is prohibited by its terms after the expiration of five years from the date of grant of such Incentive Stock Option. If a Stock Option is intended to be an Incentive Stock Option, and if for any reason such Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Stock Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Stock Option (or portion thereof) otherwise complies with the Plan’s requirement relating to Nonqualified Stock Options.

(g) Rights as a Shareholder. No participant shall have any rights to dividends or other shareholder rights with respect to shares of Common Stock subject to a Stock Option until the participant has given written notice of exercise of the Stock Option, paid in full for such shares, received such shares from the Company and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan or any Benefit Agreement.

7. Stock Appreciation Rights.

(a) Stock Appreciation Rights. A Stock Appreciation Right is a right to receive a payment in cash, Common Stock or a combination thereof, in an amount equal to the excess of (i) the Fair Market Value, or other specified valuation (which shall be no greater than the Fair Market Value), of a specified number of shares of Common Stock on the date the right is exercised over (ii) the Fair Market Value, or other specified valuation (which, (1) shall be no less than 100% the Fair Market Value of such shares of Common Stock on the date the right is granted, or (2) in the case of a Stock Appreciation that is a Substituted Benefit shall not be less than the amount necessary to ensure that the Stock Appreciation Right is excluded from coverage under Section 409A of the Code); provided, however, that if a Stock Appreciation Right is granted in tandem with or in substitution for a Stock Option, Fair Market Value in clause (ii) above shall be the Fair Market Value of a share of Common Stock on the date such Stock Option was granted.

(b) Authority to Grant. The Committee shall have the authority to grant Stock Appreciation Rights to the holders of any Stock Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of, and without relation to, Stock Options.

(c) Terms. Except as otherwise provided herein, each Stock Appreciation Right shall be subject to such terms and conditions as the Committee shall impose from time to time:

(i) Expiration. No Stock Appreciation Right shall be exercisable later than seven years after the date it is granted except in the event of a participant’s death or termination of service due to disability, in which case, the exercise period of such participant’s Stock Appreciation Rights shall be extended beyond such period but no longer than one year after the participant’s death or termination of service due to disability.

(ii) Vesting. No Stock Appreciation Right shall be exercisable earlier than the first anniversary of the date of grant except (1) in the event of a participant’s death, termination of service due to disability or a Change in Control, in which case, the Committee may provide for an earlier exercise date, and (2) in the case of a Stock Appreciation Right which is a Substituted Benefit in which case the Stock Appreciation Right may be exercised at such times as the original award was exercisable.

8. Stock Awards.

(a) Stock Award. A Stock Award is an award that results in the issuance or transfer of Common Stock to a participant with or without payment therefor. Stock Awards can be used by the Company to pay earned compensation, including earned incentive compensation under other Company programs. If a Stock Award provides for the grant of Common Stock that is subject to a substantial risk of forfeiture that lapses in accordance with a vesting schedule, such Stock Award may be referred to as a Restricted Stock Award. If the issuance or vesting of a Stock Award is contingent upon the satisfaction of performance criteria, such Stock Award may be referred to as a Performance Stock Award. If a participant is granted a right to receive Common Stock on a fixed future date or upon the occurrence of a particular event such Stock Award may be referred to as Deferred Stock Award.

(b) Authority to Grant. The Committee shall have the authority to grant Stock Awards.

(c) Terms. Except as otherwise provided herein, each Stock Award shall be subject to such terms and conditions as the Committee shall impose from time to time, including, without limitation, restrictions on the sale or other disposition of shares subject to the Stock Award and the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods.

(i) Vesting. No Stock Award shall vest solely on the basis of time more rapidly than pro rata over a three year period following the date of the award except (1) in the event of a participant’s death, termination of service due to disability or a Change in Control, in which case the Committee may provide for accelerated vesting, (2) subject to Section 8(c)(ii) below, in the case of a Performance Stock Award, which shall vest in accordance with its terms when performance conditions are satisfied, (3) in the case of a Stock Award granted to pay incentive compensation earned under other Company programs, which may be fully vested when granted, (4) in the case of a Stock Award which is a Substituted Benefit or which is issued to a newly hired participant to replace awards granted by a former employer or entity to which such participant provided services, in which case such Stock Award shall vest in accordance with the vesting schedule of the original or forfeited award (or in the case of a Stock Award to a new hire, on the first anniversary of the date of grant, if later).

(ii) Performance Stock. The performance period established with respect to any Performance Stock Award shall not be less than one year. Performance Stock may be designed as Performance-Based Awards which qualify under Section 162(m) of the Code.

(iii) Deferred Stock. No Deferred Stock Award shall provide for the delivery of Common Stock prior to the expiration of one year following the date of the award except in the event of a participant’s death, termination of service due to disability or a Change in Control, in which case the Committee may provide for earlier delivery of the Common Stock.

(iv) Rights as a Shareholder. Each Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to the Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

(d) Additional Conditions. The Committee may require the participants who receive Stock Awards to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by a Stock Award. The Committee also may require that the stock certificates evidencing shares subject to a Stock Award be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.

9. Stock Units.

(a) Stock Unit. A “Stock Unit” is a notional unit representing one share of Common Stock. If a Stock Unit is subject to a vesting schedule, such Stock Unit may be referred to as a Restricted Stock Unit. If the issuance or vesting of a Stock Unit is contingent upon the satisfaction of performance criteria, such Stock Award may be referred to as a Performance Unit. If a participant is granted a Stock Unit which will be settled on a fixed future date or upon the occurrence of a particular event such Stock Unit may be referred to as a Deferred Stock Unit.

(b) Authority to Grant. The Committee shall have the authority to grant Stock Units to participants hereunder, which are settled in cash, shares of Common Stock or other Benefits. If Stock Units will be settled in shares of Common Stock, such shares may be issued with or without payments or other consideration therefor, as may be required by applicable law or as may be determined by the Committee.

(c) Terms. Except as otherwise provided herein, the Committee shall determine the criteria for the vesting and settlement of Stock Units, including whether the participant may defer such payment pursuant to a valid deferral agreement. Any such deferral shall comply with Section 409A of the Code.

(i) Vesting. No Stock Unit shall vest solely on the basis of time more rapidly than pro rata over a three year period following the date of the award except (1) in the event of a participant’s death, termination of service due to disability or a Change in Control, in which case the Committee may provide for accelerated vesting, (2) subject to Section 9(c)(ii) below, in the case of a Performance Unit, which shall vest in accordance with its terms when performance conditions are satisfied, (3) in the case of a Stock Unit which is a Substituted Benefit or which is granted to a newly hired participant to replace awards granted by a former employer or entity to which such participant provided services, in which case such Stock Unit shall vest in accordance with the vesting schedule of the original or forfeited award (or in the case of a Stock Unit to a new hire, on the first anniversary of the date of grant, if later).

(ii) Performance Unit. The performance period established with respect to any Performance Unit shall not be less than one year. Performance Units may be designed as Performance-Based Awards which qualify under Section 162(m) of the Code.

(iii) Deferred Stock Unit. No Deferred Stock Units shall provide for settlement prior to the expiration of one year following the date of the award except in the event of a participant’s death, termination of service due to disability or a Change in Control, in which case, the Committee may provide for earlier settlement.

10. Other Stock Based Awards

(a) Other Stock Based Awards. An “Other Stock-Based Award” is an equity-based or equity-related award denominated in shares of Common Stock or an equivalent measurement based on the equity of the Company which are not otherwise described by the terms of the Plan and may include, without limitation, the sale of unrestricted shares of Common Stock or an award designed comply with or take advantage of the applicable local laws of jurisdictions other than the United States. Other Stock Based Awards may be designed as either Appreciation Benefits or Full Value Benefits. Other Stock Based Awards may be designed as Performance Based Awards which qualify under Section 162(m) of the Code.

(b) Authority. The Committee shall have the authority to grant Other Stock Based Awards.

(c) Terms. Except as otherwise provided herein, the Committee shall have the authority to determine all of the terms of the Other Stock Based Awards; provided, however, that subject to Section 15 related to grants made to participants subject to the tax laws of foreign jurisdictions, the Committee shall ensure that the terms of the Other Stock Based Awards are not more favorable to the participants than similar Benefits provided for under the Plan. Specifically, subject to Section 15,

(i) Full Value Benefits - Vesting on Other Stock Based Awards which are Full Value Benefits shall, subject to similar exceptions provided under Section 8 and 9, (1) not provide for time vesting more rapidly than pro rata over three years, (2) not provide a shorter performance period than one year, and (3) not provide for settlement prior to the expiration of one year, and

(ii) Appreciation Benefits - Other Stock Based Awards which are Appreciation Benefits shall (1) be granted with an exercise price or base value that is not less than 100% of Fair Market Value, (2) subject to similar exceptions provided under Sections 6 and 7, not provide for time vesting prior to the expiration of one year following the date of grant, and (3) subject to similar exceptions provided under Sections 6 and 7, expire no later than seven years after the date of grant.

11. Dividend Equivalent Rights.

(a) Dividend Equivalent Right. A “Dividend Equivalent Right” is the right to receive the amount of any dividend paid on one share of Common Stock. Dividend Equivalent Rights shall be payable in cash, share of Common Stock or in the form of additional Benefits.

(b) Authority to Grant. The Committee is authorized to grant to dividend equivalent rights on Shares that are subject to any Benefit.

(c) Terms. Dividend Equivalent Rights shall be credited as of dividend payment dates during the period between the date the Benefit is granted and the date the Benefit is exercised, vested, expired, credited or paid. Dividend Equivalent Rights shall be converted to cash, shares of Common Stock or additional Benefits by such formula and at such time and subject to such limitations as is determined by the Committee. Dividend Equivalents granted with respect to any Stock Option or Stock Appreciation Right may be payable regardless of whether such Stock Option or Stock Appreciation Right is subsequently exercised.

12. Cash Awards.

The Committee is authorized to grant Benefits to participants denominated in cash in such amounts and subject to such terms and conditions as the Committee may determine. Such Benefits shall be referred to as “Cash-Based Awards.” Each such Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.

13. Performance-Based Awards.

(a) Performance-Based Awards. The Committee is authorized to design Stock Awards, Stock Units, Other Stock Based Awards and Cash Awards so that the amounts or shares of Common Stock payable or distributed pursuant to such Benefit are treated as “qualified performance based compensation” within the meaning Section 162(m) of the Code and related regulations. As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards shall be based on achievement of hurdle rates and/or growth rates in one or more business criteria that apply to the individual participant, one or more business units, divisions, subsidiaries or business segments or the Company as a whole.

(b) Business Criteria. The Committee may use any of the following business criteria, individually or in combination, in designing a Performance-Based Award: (i) revenue growth, (ii) premium growth, (iii) policy growth; (iii) earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), (iv) operating income; (v) pre- or after-tax income; (vi) cash flow (before or after dividends); (vii) cash flow per share (before or after dividends); (viii) earnings per share; (ix) return on equity; (x) return on capital (including return on total capital or return on invested capital); (xi) cash flow return on investment; (xii) return on assets; (xiii) economic value added (or an equivalent metric); (xiv) market share or penetration; (xv) share price performance; (xvi) total shareholder return; (xvii) improvement in or attainment of expense levels or expenses ratios; (xviii) employee and/or agent satisfaction; (xix) employee and/or agent satisfaction; (xx) customer satisfaction; (xxi) customer satisfaction; (xxii) customer retention; and (xxiii) rating agency ratings. In addition, Performance-Based Awards may include comparisons to the performance of other companies or an index covering multiple companies, such performance to be measured by one or more of the foregoing business criteria. Furthermore, the measurement of performance against goals may exclude or adjust for the impact of certain events or occurrences that were not budgeted or planned for in setting the goals, including, among other things, the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes, each as defined by generally accepted accounting principles as identified in the financial statements, notes to the financial statements or management’s discussion or analysis or other SEC filing.

(c) Procedure. For each Performance-Based Awards, the Committee shall establish in writing, no later than 90 days after the commencement of a performance period (but in no event after one-quarter of such period has elapsed) (i) the performance goals applicable to the performance period specifying in terms of an objective formula or standard the method for computing the amount of compensation payable to the participant if such performance goals are achieved and (ii) the individual employees or class of employees to which such performance goals apply. No Performance-Based Awards shall be payable to or vest with respect to any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. The Committee shall not have the authority to increase the amount of compensation payable upon attainment of the performance goals but may reduce or eliminate compensation, provided the Benefit Agreement so permits.

14. Section 409A of the Code.

(a) Compliance. Notwithstanding anything herein or in any Benefit Agreement to the contrary, (i) this Plan and any Benefit shall be interpreted in accordance with Section 409A of the Code, Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date, (ii) in the event that the Committee determines that the Plan and/or Benefits are subject to Section 409A of the Code, the Committee may, in its sole discretion and without a participant’s prior consent, amend the Plan and/or Benefits, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (1) exempt the Plan and/or any Benefits from the application of Section 409A of the Code, (2) preserve the intended tax treatment of any such Benefit, and (3) comply with the requirements of Section 409A of the Code, including any regulations or other interpretive guidance that may be issued after the grant of any Benefit. Notwithstanding the foregoing, neither the Committee nor the Company is obligated to ensure that Benefits comply with Section 409A of the Code or to take any actions to ensure such compliance.

(b) Specified Payment Date. To the extent not otherwise specified in the applicable Benefit Agreement, each Benefits shall be paid or otherwise settled on or as soon as practicable after the amount due is determinable and no longer subject to a substantial risk of forfeiture, but in no event later than the 15th day of the third month from the end of (i) the participant’s tax year that includes the applicable payment date, or (ii) the Company’s tax year that includes the applicable payment date, whichever is later.

15. Foreign Laws. The Committee may grant Benefits to individual participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions which the Committee determines to be necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no Benefits may be granted pursuant to this Section 15 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

16. Adjustment Provisions; Change in Control.

(a) Adjustments. If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Appreciation Right such that each such Stock Option and Stock Appreciation Right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option or Stock Appreciation Right had such Stock Option or Stock Appreciation Right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution or any extraordinary dividend or distribution of cash or other assets, in order to prevent dilution or enlargement of participants’ rights under the Plan, the Committee shall adjust, in an equitable manner, the number and kind of shares that may be issued and granted under the Plan, the number and kind of shares subject to outstanding Benefits, the exercise price applicable to outstanding Benefits, and the Fair Market Value of the Common Stock and other value determinations or affected terms applicable to outstanding Benefits. The Committee shall also make appropriate adjustments to the terms of any Benefits (other than Benefits intended to constitute Performance-Based Awards unless permitted under Section 162(m) of the Code) to reflect such changes or distributions (and any extraordinary dividend or distribution of cash or other assets) and to modify corresponding terms of such outstanding Benefits. Such changes may include modifications of performance targets and changes in the length of performance periods. In addition, the Committee shall make adjustments to the terms and conditions of, and the criteria included in, Benefits in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles (except that with respect to Stock Options, Stock Appreciation Rights, and other Benefits intended to constitute Performance-Based Awards, such adjustments shall not be made unless permitted under Section 162(m) of the Code).

(b) Change in Control. Notwithstanding any other provision of this Plan, in the event of a Change in Control (as defined below), the Committee, in its discretion, may take such actions as it deems appropriate with respect to outstanding Benefits, including, without limitation, accelerating the exercisability or vesting of such Benefits, providing for the assumption of all Benefits by the continuing entity or such other actions provided in an agreement approved by the Board in connection with a Change in Control and such Benefits shall be subject to the terms of such agreement as the Committee, in its discretion, shall determine. The Committee, in its discretion, may determine that, upon the occurrence or in anticipation of and subject to the occurrence of a Change in Control of the Company, each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder. In addition, the Committee may provide that each such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. For purposes of this Section 16(b), a “Change in Control” of the Company shall be deemed to have occurred upon any of the following events:

(i) Any person(s) acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act (other than the Company, any subsidiary, or any “permitted holder” as defined below) shall “beneficially own” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, at least 35% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board;

(ii) Either (A) “incumbent directors”, as defined below, shall cease for any reason to constitute at least a majority of the members of the Board (for these purposes, an “incumbent director” shall mean any member of the Board as of the Effective Date, and any successor of a incumbent director whose election, or nomination for election by the Company’s shareholders was approved by at least a majority of the current directors then on the Board), or (B) at any meeting of the shareholders of the Company called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors shall fail to be elected;

(iii) Consummation of a merger or consolidation of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of the Company in which all shares of Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for common stock of the subsidiary) or (B) pursuant to which all shares of Common Stock are converted into cash, securities or other property, except in either case, a consolidation or merger of the Company in which the holders of the shares of Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the shares of Common Stock of the continuing or surviving corporation immediately after such consolidation or merger or in which the Board immediately prior the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation; or

(iv) Consummation of a plan of complete liquidation of the Company.

(v) The consummation of a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

17. Nontransferability. Each Benefit granted under the Plan to a participant (other than a Stock Award for which there are no transfer restrictions) shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in the Benefit Agreement at the date of grant, subject to the restrictions set forth in Sections 6 and 7 herein, and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, a Benefit other than an Incentive Stock Option may permit the transferability of a Benefit (i) by a participant solely to the participant’s spouse, siblings, parents, children and grandchildren or a charitable organization that is exempt under Section 501(c)(3) of the Code or to trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the Benefit Agreement or to the participant’s former spouse in accordance with a domestic relations order, (ii) by a participant who is a non-employee director of the Company to the entity that employs such participant or to its affiliate.

18. Fair Market Value. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the average of the high and low prices of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Common Stock is readily tradeable on a national securities exchange or other market system, and if the Common Stock is not readily tradeable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock upon the reasonable application of a reasonable valuation method.

19. Withholding. All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax-withholding requirements at the minimum statutory withholding rates. Notwithstanding the foregoing, if the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In the discretion of the Committee, such remittance may be made by tendering shares of Common Stock of the Company then owned by the participant, or providing the Company with a notarized statement attesting to the number of shares owned, in which case upon verification by the Company, the Company would issue to the participant only the number of incremental shares above the amount of the withholding obligation to which the participant is entitled in respect of the Benefit. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee, or an award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld at the minimum statutory withholding rates.

20. Tenure. A participant’s right, if any, to continued employment or service of Company or any of its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

21. Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

22. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

23. Amendment, Termination, Duration. The Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Benefit in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders, Stock Options or Stock Appreciation Rights and any Other Stock Based Award that is not a Full Value Benefit which is issued under the Plan will not be repriced, replaced, or regranted through cancellation or by lowering the exercise price or grant price of a previously granted Benefit or cancelled while the per share exercise price is lower than the Fair Market Value of a share of Common Stock on the date of such cancellation in exchange for a cash payment, and no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule; and provided, further, no Benefit may be amended if such amendment is prohibited by the applicable terms of the Benefit Agreement. No Benefit shall be granted under the Plan more than ten years after the Effective Date. After the Plan is terminated in accordance with this Section 23, no Benefits may be granted but any Benefit previously granted shall remain outstanding in accordance with the terms and conditions of the Plan and the Benefit Agreement.

24. Governing Law. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

25. Effective Date. The Plan shall be effective as of the date the Company emerges from the bankruptcy it filed under title 11, chapter 11 of the United States Code (the “Effective Date”).

17